Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 244 to the Registration Statement on Form N–1A of Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund and Fidelity Advisor Dividend Growth Fund of our reports dated January 12, 2021; Fidelity Advisor Series Small Cap Fund and Fidelity Advisor Series Equity Growth Fund of our reports dated January 14, 2021, relating to the financial statements and financial highlights included in the November 30, 2020 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 21, 2021